Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into on October 3, 2011, by and between American Energy Development Corp., a Nevada corporation (the “Company”), and _________________ (the “Investor”).

WHEREAS, in exchange for funds to be provided by the Investor during the two (2) years following the date of this Agreement, the Company will issue and sell to the Investor, from time to time as provided herein, and the Investor will purchase from the Company, up to Seven Million Eight Hundred Thousand Dollars ($7,800,000) of the Company’s $0.001 par value common stock (the “Common Stock”) and common stock purchase warrants to purchase Common Stock, in the form attached hereto as Exhibit B (the “Warrants”) (the Common Stock, the Warrants and the securities issuable upon exercise of the Warrants shall be collectively referred to as the “Securities”).

WHEREAS, subject to the terms and on the conditions set forth in this Agreement and pursuant to Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, the Company’s Common Stock and the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. Amount of Common Stock; Terms of Warrant

1.1  Common Stock.  Subject to the conditions and on the terms of this Section 1.1, the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's Common Stock at a purchase price (the “Purchase Price”), of the higher of (i) $0.40 per share, and (ii) eighty percent (80%) of the 10-day volume weighted average price (VWAP) of the Company’s common stock the 10th day of which shall be the Trading Day (as defined below) immediately preceding the date of each respective drawdown notice (the “Drawdown Notice”). Trading Day shall mean a day on which the New York Stock Exchange is open for business. The Drawdown Notice shall be in the form attached hereto as Exhibit A and shall specify the amount of proceeds to be received by the Company from the Investor (the “Drawdown”) and be subject to approval of the Investor as specified in Section 6.3 of this Agreement.  The aggregate maximum amount of Common Stock that the Investor shall be obligated to invest pursuant to this Agreement shall not exceed Seven Million Eight Hundred Thousand Dollars ($7,800,000) (the “Commitment Amount”) during the two (2) years following the date of this Agreement (the “Commitment Period”).  Notwithstanding anything to the contrary in the Agreement, the parties acknowledge and agree that the Company shall have sole discretion to issue and sell the Company’s Securities pursuant to this Agreement and the Investor shall have no right to acquire the Securities from the Company, as such right is defined in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), until a Drawdown Notice is received from the Company.

1.2  Warrant.  For each share of the Company’s Common Stock purchased by the Investor, the Company shall deliver one Warrant to the Investor, in the form attached hereto as Exhibit B.  Each Warrant shall be exercisable for one (1) share of Common Stock at an exercise price per share of one hundred twenty percent (120%) of the Purchase Price for each respective Drawdown Notice during an exercise period of five (5) years.

2. Mechanics of Drawdown.

2.1  Drawdown Notice.  At any time during the Commitment Period, the Company may request the Investor to purchase shares of Common Stock by delivering a Drawdown Notice to the Investor; provided, however, the aggregate amount of all Drawdowns received during the Commitment Period shall not exceed the Commitment Amount.

2.2  Closings.  Upon Investor’s approval of proposed use of proceeds for each respective Drawdown, (i) the Investor shall deliver to the Company the amount of the Drawdown specified in the Drawdown Notice by wire transfer of immediately available funds and (ii) the Company shall deliver to the Investor stock certificate(s) evidencing such number of shares of the Common Stock registered in the name of the Investor which shall be equal to the quotient obtained by dividing (x) the amount of the Drawdown specified in such Drawdown Notice pursuant to Section 2.1 herein, by (y) the Purchase Price together with the Warrants. In addition, on or prior to the Drawdown Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

3. Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Investor that:

3.1 Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is in no violation or default of any of the provisions of its articles of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Warrants (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the Company’s knowledge no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2 Authorization.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith.

3.3 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

3.4 Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

3.5 Issuance of the Securities.  The Securities are duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

3.6 Capitalization.  The capitalization of the Company is as set forth on Schedule 3.6, which Schedule 3.6 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except set forth on Schedule 3.6, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.7 SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company was previously an issuer described in paragraph (i)(1)(i) of Rule 144 under the Securities Act and is subject to the provisions of Rule 144(i). The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.8 Title to Assets.  The Company have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company are in compliance.

4. Representations and Warranties of the Investor.  In connection with the transactions provided for herein, the Investor hereby represents and warrants to the Company that:

4.1 Authorization.  The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder and thereunder. This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms. Investor represents that it has full power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.

4.2 Purchase Entirely for Own Account.  Investor acknowledges that this Agreement is made with Investor in reliance upon Investor’s representation to the Company that the Securities will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Securities.

4.3 Disclosure of Information.  Investor acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

4.4 Investment Experience.  Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, is able to afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

4.5 Non-Affiliate.  Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

4.6 Regulation S.

(a) Investor understands and acknowledges that (A) the Securities acquired pursuant to this Agreement have not been registered under the Securities Act and shall be issued in reliance upon an exemption from registration afforded by Regulation S; and that such Securities have not been registered with any state securities commission or authority; (B)  pursuant to the requirements of Regulation S, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Agreement between the Company and Investor, the Company is under no obligation to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(b) Investor is not deemed to be a “U.S. person” within the meaning of Regulation S and is not acquiring the Securities for the account of any U.S. person. If the Investor is a corporation, it (i) is not organized or incorporated under the laws of the United States; (ii) is not acquiring the Securities for the account of any U.S. person; (iii) has no director or executive officer who is a national or citizen of the United States; and (is) is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(c) Investor is acquiring the Securities for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities. Investor understands, acknowledges and agrees that he must bear the economic risk of its investment in the Securities for an indefinite period of time and that the Securities may not be resold or transferred on the official stock transfer records of Company without furnishing to Company an opinion of counsel reasonably acceptable to Company that such sale or transfer of the Securities will not violate the registration provisions of applicable federal and state securities law.  Investor understands, acknowledges and agrees that certificates representing the Securities shall have endorsed on them a restrictive legend to this effect.

(d) Investor will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Securities only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(e) The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, Investor understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(f) Neither Investor nor any affiliate of the undersigned or any person acting on its behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being purchased hereby.

(g) Investor understands that the Company is the seller of the Securities and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Investor agrees that he will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person.

(h) Investor acknowledges that the Company is relying on the representations, warranties, covenants and acknowledgments in this Section 4.6 to ensure that any the Securities issued under the terms of this Agreement can be issued in reliance on exemptions from registration requirements under United States federal and state securities laws.

4.7 Restricted Securities. Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering based upon the exemption from such registration requirements for non-public offerings pursuant to Regulation S under the Act; and that such Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer of such securities. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.8 Access to Information.  Investor acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

4.9 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.9 and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i)           Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Investor shall have furnished the Company with an opinion of counsel, satisfactory to the Company that such disposition will not require registration of such shares under the Act.

4.10 Legends.  Investor understands that the Securities will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

4.11           No Review. Investor understands that no federal or state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the Company’s offering, or made any finding or determination as to the appropriateness of the Securities for investment.

5. Conditions Precedent to the Obligations of the Company.  The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

5.1 Accuracy of the Investor's Representations and Warranties.  The representations and warranties of the Investor shall be true and correct in all material respects.

5.2  Performance by the Investor.  The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

6. Conditions Precedent to the Obligations of the Investor.

6.1 Accuracy of the Company's Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects.

6.2 Receipt of Drawdown Notice and Use of Proceeds.  For each Drawdown requested by the Company, the Investor shall have received a Drawdown Notice from the Company specifying the amount of the Drawdown and the proposed use of proceeds for each requested amount.

6.3 Approval of Use of Proceeds. The Investor shall have sole discretion in determining whether the proposed use of proceeds is acceptable to the Investor.

7. Miscellaneous.

7.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

7.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth on the signature page hereto.

7.6 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

7.7 Entire Agreement; Amendments and Waivers.  This Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.

7.8 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date in the preamble of this Agreement.

INVESTOR	COMPANY American Energy Development Corp.

By:	By:
Name:	Name:	Herold Ribsskog
Its:	Its:	President

1230 Avenue of the Americas, 7th Floor New York, New York 10020
(Address)

EXHIBIT A

FORM OF DRAWDOWN NOTICE

DRAWDOWN NOTICE

American Energy Development Corp.

The undersigned hereby certifies, with respect to the sale of shares of Common Stock of American Energy Development Corp. (the "Company") issuable in connection with this Drawdown Notice, delivered pursuant to the Securities Purchase Agreement dated _____________, 2011 (the "Agreement"), as follows:

1. The undersigned is the duly elected chief executive officer of the Company.

2. The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Drawdown Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Drawdown Notice Date.  All conditions to the delivery of this Drawdown Notice are satisfied as of the date hereof.

3. The amount hereby requested is ______________ dollars ($____________).

4. The proceeds received pursuant to this Drawdown Notice shall be used for [______________________________________________________]

The undersigned has executed this Drawdown Notice this ___ day of ______________, 201_.

American Energy Development Corp.

By: ___________________
Name: Herold Ribsskog
Title:  Chief Executive Officer

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT

Schedule 3.6

Capitalization

There are 86,167,100 shares of $0.001 par value common stock of American Energy Development Corp. (the “Company”) which are issued and outstanding as of the date of this Agreement.  5,000,000 shares of common stock are held by affiliates of the Company.